Exhibit 99.1

World Fuel Services Corporation Reports Record Full Year Net Income

- Full Year Net Income Increases 32% Year-over-Year –

- Record Revenue, Gross Profit, Earnings Per Share and Volume for 2011 –

MIAMI--(BUSINESS WIRE)--February 23, 2012--World Fuel Services Corporation (NYSE: INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services, today reported full year net income of $194.0 million or $2.71 diluted earnings per share compared to $146.9 million or $2.31 diluted earnings per share in 2010. Non-GAAP net income and diluted earnings per share for the full year, which exclude share-based compensation and amortization of acquired intangible assets, were $221.1 million and $3.09, respectively, compared to $160.7 million or $2.53 in 2010.

For the fourth quarter, net income was $50.1 million or $0.70 diluted earnings per share compared to $39.4 million or $0.56 diluted earnings per share in the fourth quarter of 2010. Non-GAAP net income and diluted earnings per share for the fourth quarter, were $57.4 million and $0.81, respectively, compared to $44.1 million or $0.63 in the fourth quarter of 2010.

“2011 was a year of achievements as we posted records in revenue, gross profit, net income, earnings per share and volume,” stated Michael J. Kasbar, president and chief executive officer of World Fuel Services Corporation. “As we move into 2012, we will work to continue to fortify our success through growth, diversification, and differentiation.”

The company’s marine segment generated gross profit of $54.2 million, an increase of approximately $4.1 million or 8% sequentially and $12.6 million or 30% year-over-year. Our aviation segment generated gross profit of $70.0 million in the fourth quarter of 2011, a decrease of $14.0 million or 17% sequentially, but an increase of $12.0 million or 21% year-over-year. The company’s land segment posted gross profit of $38.1 million, an increase of $1.3 million or 4% sequentially and $14.1 million or 59% year-over-year.

“In 2011, we delivered another year of record earnings, successfully completed and integrated two strategic acquisitions and further strengthened our liquidity profile,” said Ira M. Birns, executive vice president and chief financial officer. “We continued to provide exceptional value to our customers and suppliers, while delivering above-average returns to our shareholders.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBO’s), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenue	$9,323,947	$5,828,777	$34,622,854	$19,131,147
Cost of revenue	9,161,661	5,705,130	33,987,851	18,689,006

Gross profit	162,286	123,647	635,003	442,141

Operating expenses:
Compensation and employee benefits	56,114	45,702	215,275	162,451
Provision for bad debt	1,424	1,100	8,173	4,262
General and administrative	40,329	28,255	154,583	94,562

Total operating expenses	97,867	75,057	378,031	261,275

Income from operations	64,419	48,590	256,972	180,866
Non-operating expenses, net	(4,501)	(1,286)	(18,769)	(3,336)

Income before income taxes	59,918	47,304	238,203	177,530
Provision for income taxes	6,888	8,066	39,001	31,027

Net income including noncontrolling interest	53,030	39,238	199,202	146,503
Net income (loss) attributable to noncontrolling interest	2,968	(192)	5,173	(362)

Net income attributable to World Fuel	$50,062	$39,430	$194,029	$146,865

Basic earnings per share	$0.70	$0.57	$2.74	$2.36

Basic weighted average common shares	71,036	69,192	70,687	62,168

Diluted earnings per share	$0.70	$0.56	$2.71	$2.31

Diluted weighted average common shares	71,772	70,565	71,510	63,441

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	December 31,	December 31,
	2011	2010

Assets:
Current assets:
Cash and cash equivalents	$205,415	$272,893
Accounts receivable, net	2,160,561	1,386,700
Inventories	472,584	211,526
Prepaid expenses and other current assets	283,667	196,748

Total current assets	3,122,227	2,067,867

Property and equipment, net	90,710	64,106

Goodwill, identifiable intangible and non-current other assets	484,309	434,477

Total assets	$3,697,246	$2,566,450

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$17,800	$17,076
Accounts payable	1,739,678	1,131,228
Accrued expenses and other current liabilities	268,664	210,180

Total current liabilities	2,026,142	1,358,484

Long-term debt	269,348	24,566
Other long-term liabilities	55,038	56,836
Total liabilities	2,350,528	1,439,886

Equity:
World Fuel shareholders' equity	1,332,961	1,127,208
Noncontrolling interest equity (deficit)	13,757	(644)
Total equity	1,346,718	1,126,564

Total liabilities and equity	$3,697,246	$2,566,450

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income including noncontrolling interest	$53,030	$39,238	$199,202	$146,503
Adjustments to reconcile net income including
noncontrolling interest to net cash provided by (used in)
operating activities:
Depreciation and amortization	11,419	6,013	40,530	19,106
Provision for bad debt	1,424	1,100	8,173	4,262
Share-based payment award compensation costs	2,842	3,688	11,041	10,126
Other	2,020	(5,668)	5,072	(8,969)
Changes in assets and liabilities, net of acquisitions	3,592	(47,097)	(406,554)	(206,726)
Total adjustments	21,297	(41,964)	(341,738)	(182,201)
Net cash provided by (used in) operating activities	74,327	(2,726)	(142,536)	(35,698)

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(10,387)	(131,792)	(122,702)	(177,807)
Capital expenditures	(3,685)	(4,585)	(19,492)	(12,485)
Other	268	-	(2,438)	10,000
Net cash used in investing activities	(13,804)	(136,377)	(144,632)	(180,292)

Cash flows from financing activities:
(Repayments) borrowings of debt, net	(4,794)	(947)	237,124	(6,470)
Proceeds from sale of equity shares, net of expenses	-	-	-	218,816
Dividends paid on common stock	(2,654)	(2,226)	(10,603)	(8,911)
Payment of assumed employee benefits related to acquisitions	-	(11,306)	(5,421)	(11,306)
Other	(362)	1,657	1,466	(2,178)
Net cash (used in) provided by financing activities	(7,810)	(12,822)	222,566	189,951

Effect of exchange rate changes on cash and
cash equivalents	848	(51)	(2,876)	89

Net increase (decrease) in cash and cash equivalents	53,561	(151,976)	(67,478)	(25,950)

Cash and cash equivalents, at beginning of period	151,854	424,869	272,893	298,843

Cash and cash equivalents, at end of period	$205,415	$272,893	$205,415	$272,893

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2011	2010	2011	2010

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$50,062	$39,430	$194,029	$146,865
Share-based compensation expense, net of taxes	1,932	2,507	7,558	7,111
Intangible asset amortization expense, net of taxes	5,443	2,157	19,546	6,739
Non-GAAP net income attributable to World Fuel	$57,437	$44,094	$221,133	$160,715

GAAP diluted earnings per share	$0.70	$0.56	$2.71	$2.31
Share-based compensation expense, net of taxes	0.03	0.04	0.11	0.11
Intangible asset amortization expense, net of taxes	0.08	0.03	0.27	0.11
Non-GAAP diluted earnings per share	$0.81	$0.63	$3.09	$2.53

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue:
Aviation segment	$3,314,095	$2,124,829	$12,866,019	$7,132,749
Marine segment	3,987,508	2,489,642	14,565,086	9,220,998
Land segment	2,022,344	1,214,306	7,191,749	2,777,400
	$9,323,947	$5,828,777	$34,622,854	$19,131,147

Gross profit:
Aviation segment	$69,991	$58,039	$306,112	$215,130
Marine segment	54,151	41,557	195,109	165,344
Land segment	38,144	24,051	133,782	61,667
	$162,286	$123,647	$635,003	$442,141

Income from operations:
Aviation segment	$29,389	$31,392	$146,411	$118,351
Marine segment	27,965	20,009	95,982	84,656
Land segment	18,707	8,586	62,049	15,948
	76,061	59,987	304,442	218,955
Corporate overhead	11,642	11,397	47,470	38,089
	$64,419	$48,590	$256,972	$180,866

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer
or
Francis X. Shea, 305-428-8000
Executive Vice President & Chief Risk and Administrative Officer